UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 12, 2009 (November 6, 2009)

Date of Report (Date of earliest event reported)

STR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34529	27-1023344
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

(860) 749-8371

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2009, Messrs. Scott S. Brown and Andrew M. Leitch were elected to the Board of Directors of the Company, joining Dennis L. Jilot, John A. Janitz, Jason L. Metakis, Dominick J. Schiano, Susan C. Schnabel and Ryan M. Sprott. Mr. Brown will serve on the Company’s Audit Committee. Mr. Leitch will serve as the chair of the Company’s Audit Committee. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Messrs. Brown and Leitch will each be paid quarterly in arrears a base annual retainer of $50,000 and a fee of $2,000 for each board and committee meeting attended. Mr. Leitch, as chair of the Company’s Audit Committee, will be paid quarterly in arrears an additional annual retainer of $25,000.  Messrs. Brown and Leitch also received a grant of 10,000 shares of restricted stock which will vest annually in equal installments over four years. For each year of continued service thereafter, each of Messrs. Brown and Leitch will receive an annual grant of restricted stock equal to $45,000 divided by the closing price of the Company’s common stock on the date of such grant, which will vest annually in equal installments over three years. The Company also reimburses all directors for reasonable expenses incurred to attend meetings of the board of directors or committees.

There are (1) no arrangements or understandings between either of Messrs. Brown or Leitch and any other person pursuant to which Messrs. Brown and Leitch were elected to the Board of Directors, and (2) no transactions between either of Messrs. Brown or Leitch and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On November 6, 2009, the Company announced that its initial public offering of 12,300,000 shares of its common stock was priced at $10.00 per share.  Of the shares sold, 3,300,000 were offered by the Company and 9,000,000 shares were offered by selling stockholders. In addition, the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,845,000 shares at the initial public offering price to cover over-allotments, if any. The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.  The offering closed on November 12, 2009.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On November 11, 2009, Specialized Technology Resources, Inc. (“STR”), the Company’s wholly-owned subsidiary, announced that Standard & Poor’s Ratings Services (S&P) raised its ratings on STR, including raising the corporate credit rating to ‘B+’ from ‘B’. The rating outlook is stable.  A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

	99.1	Press Release issued on November 6, 2009 by STR Holdings, Inc.
	99.2	Press Release issued on November 6, 2009 by STR Holdings, Inc.
	99.3	Press Release issued on November 11, 2009 by Specialized Technology Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR HOLDINGS, INC.

/s/ Barry A. Morris
Name:	Barry A. Morris
Title:	Executive Vice President and Chief Financial Officer

Date:  November 12, 2009

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release issued on November 6, 2009 by STR Holdings, Inc.
99.2	Press Release issued on November 6, 2009 by STR Holdings, Inc.
99.3	Press Release issued on November 11, 2009 by Specialized Technology Resources, Inc.